    As filed with the Securities and Exchange Commission on November 30, 1998

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                DBT ONLINE, INC.
               (Exact name of issuer as specified in its charter)

           Pennsylvania                                   85-0439411
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation of organization)


                        5550 W. Flamingo Road, Suite B-5
                             Las Vegas, Nevada 89103
                                 (702) 257-1112
                    (Address of principal executive offices)


             DBT Online, Inc. Amended and Restated Stock Option Plan
            DBT Online, Inc. Deferred Compensation Plan for Directors
                            (Full title of the plans)


                               Timothy M. Leonard
                   Vice President and Chief Financial Officer
                                DBT Online, Inc.
                        5550 W. Flamingo Road, Suite B-5
                             Las Vegas, Nevada 89103
                     (Name and address of agent for service)


                                 (702) 257-1112
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    COPY TO:
                             JAMES W. MCKENZIE, JR.
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-4852

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
  Title of securities           Number of          Proposed maximum        Proposed maximum
        to be                shares to be          offering price             aggregate                 Amount of
     registered             registered (1)          per share (4)         offering price (4)        registration fee (5)
------------------------------------------------------------------------------------------------------------------------------
     Common Stock,             3,000,000 (2)         $17.1875             $53,281,250.00               $14,812.19
par value $.10 per share         100,000 (3)
==============================================================================================================================


(1) This registration statement covers shares of Common Stock of DBT Online, Inc. which may be offered or sold pursuant to the Amended and Restated Stock Option Plan and the Deferred Compensation Plan for Directors. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plans. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2) Represents shares of Common Stock of DBT Online, Inc. which may be offered or sold pursuant to the Amended and Restated Stock Option Plan.
(3) Represents shares of Common Stock of DBT Online, Inc. which may be offered or sold pursuant to the Deferred Compensation Plan for Directors.
(4) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee based upon the average of the reported high ($17.25) and low ($17.125) sales prices for Common Stock on November 27, 1998, as reported on the New York Stock Exchange.
(5) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000278.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by DBT Online, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Common Stock of the Company contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         EXPERTS

         The financial statements and related financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides the Company the power to indemnify any officer or director acting in his capacity as a representative of the Company who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines, and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Company. Generally, the only limitation on the ability of the Company to indemnify its officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

         The Bylaws of the Company provide a right to indemnification to the full extent permitted by law, for expenses (including attorney's fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer or employee of the Company or, at the request of the Company, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness. The Bylaws of the Company provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

         The Bylaws of the Company authorize the Company to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board so determines, purchasing and maintaining insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement.

EXHIBIT
NUMBER                              EXHIBIT
------                              -------

 5.1           Opinion of Morgan, Lewis & Bockius LLP.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Morgan, Lewis & Bockius LLP (included within
               Exhibit 5.1).

99.1 DBT Online, Inc. Amended and Restated Stock Option Plan (incorporated by reference from Exhibit 99.1 to the Registration Statement on Form S-8 No. 333-41313 dated December 1, 1997).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada on November 30, 1998.

                                 DBT ONLINE, INC.



                                 By: /s/ Timothy M. Leonard
                                     ------------------------------------------
                                     Timothy M. Leonard
                                     Vice President and Chief Financial Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Lieppe and Timothy M. Leonard and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                            TITLE                                 DATE
               ---------                            -----                                 ----

/s/ Frank Borman                                    Chairman of the Board                 November 30, 1998
------------------------------------------
Frank Borman


/s/ Charles A. Lieppe                               President, Chief Executive Officer    November 30, 1998
------------------------------------------          and Director (principal executive
Charles A. Lieppe                                   officer)



/s/ Timothy M. Leonard                              Vice President and Chief Financial    November 30, 1998
------------------------------------------          Officer (principal financial and
Timothy M. Leonard                                  accounting officer)


/s/ C. Garry Betty                                  Director                              November 30, 1998
------------------------------------------
C. Garry Betty


/s/ Gary E. Erlbaum                                 Director                              November 30, 1998
------------------------------------------
Gary E. Erlbaum



               SIGNATURE                            TITLE                                 DATE
               ---------                            -----                                 ----
/s/ Jack Hight                                      Director                              November 30, 1998
------------------------------------------
Jack Hight


/s/  Kenneth G.  Langone                            Director                              November 30, 1998
------------------------------------------
Kenneth G. Langone


                                                    Director
------------------------------------------
Bernard Marcus


/s/ Andrall E. Pearson                              Director                              November 30, 1998
------------------------------------------
Andrall E. Pearson


/s/ Thomas J. Quarles                               Director                              November 30, 1998
------------------------------------------
Thomas J. Quarles


/s/ Eugene L. Step                                  Director                              November 30, 1998
------------------------------------------
Eugene L. Step


/s/ Sari Zalcberg                                   Director                              November 30, 1998
------------------------------------------
Sari Zalcberg


                                DBT ONLINE, INC.

                                INDEX TO EXHIBITS


    EXHIBIT NUMBER      DOCUMENT
    --------------      --------

          5.1           Opinion of Morgan, Lewis & Bockius LLP.
         23.1           Consent of Deloitte & Touche LLP.